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                               AMENDMENT NO. 4 TO
                          SECOND AMENDED AND RESTATED
                         MORTGAGE WAREHOUSING AGREEMENT
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     THIS AMENDMENT ("Amendment") is dated as of November____, 1998, by and among Comerica Bank, a Michigan banking corporation ("Comerica"), First Union National Bank, successor by merger to Corestates Bank, N.A. ("FUNB"), Residential Funding Corporation, a Delaware corporation ("RFC") and National City Bank of Kentucky, a national banking association ("NCBank")(collectively, Comerica, FUNB, RFC and NCBank are referred to as "Lenders"), Comerica Bank, as Agent for Lenders (in such capacity, "Agent"), and Rock Financial Corporation, a Michigan corporation("Borrower");

                                   RECITALS:

     A. Borrower, Agent and Lenders entered into a certain Second Amended and Restated Mortgage Warehousing Agreement dated November 13, 1997, as amended by Amendment No. 1 dated January 30, 1998, Amendment No. 2 dated April 2, 1998 and Amendment No. 3 dated July 13, 1998 (as amended, the "Agreement").

     B. Borrower, Agent and Lenders desire to further amend the Agreement as hereinafter set forth.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  Any reference in the Agreement to "CBNA" is amended to read "FUNB".

     2.  Subparagraph (d)(i) of the definition of "Borrowing Base" in Section
1.02 of the Agreement is amended and restated to read in its entirety as follows:

          "(i)(A) with respect to all Second Mortgage Loans other than Title I Second Mortgage Loans, High LTV Second Mortgage Loans and Home Equity Second Mortgage Loans, ninety-five percent (95%) of the lesser of (1) the principal amount of, or (2) the Committed Purchase Price for, each such Second Mortgage Loan, plus

              (B) with respect to Title I Second Mortgage Loans, High LTV Second Mortgage Loans and Home Equity Second Mortgage Loans, the lesser of (1) ninety-five percent (95%) of the lesser of
                    (x) the outstanding principal amount of, or (y) the Committed Purchase Price for, each such Second Mortgage Loan, or (2) Ten Million Dollars ($10,000,000), or"

     3. The following paragraph (x) is added to the definition of "Eligible Mortgage Loan" in Section 1.02 of the Agreement:
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          "(x) The proceeds of said Mortgage Loan have been fully disbursed and the obligor thereon has no additional right to further borrowings thereunder."

     4. the definition of "Lenders' Allocation Amount" in Section 1.02 of the Agreement is amended and restated in its entirety as follows:

          "Lenders' Allocation Amount means $75,000,000 as to Comerica, $50,000,000 as to RFC, $40,000,000 as to FUNB and $35,000,000 as to
     NCBank."

     5. The definition of "Maximum Loan Amount" in Section 1.02 of the Agreement is amended and restated in its entirety as follows:

          "Maximum Loan Amount means Two Hundred Million Dollars ($200,000,000), subject to Section 12 hereof."

     6. The reference to "paragraph (j)" in the second line of the definition of "Second Mortgage Loan" in Section 1.02 of the Agreement is amended and restated to read in its entirety as follows: "paragraph (j) and, in the case of Home Equity Second Mortgage Loans, paragraph (x),".

     7.   Paragraph (d) of the definition of "Second Mortgage Loan" in Section
1.02 of the Agreement is amended and restated to read in its entirety as follows:

          "(d) The Mortgage Loan has a loan to value ratio which does not exceed ninety percent (90%), or, in the case of a High LTV Second Mortgage Loan only, one hundred twenty five percent (125%). As used in this paragraph (d), "loan to value ratio" means the ratio of the principal amount of such Mortgage Loan outstanding at the origination thereof (or, in the case of a Home Equity Second Mortgage Loan, the maximum principal amount which can be drawn under such Mortgage Loan) plus the principal amount of the indebtedness secured by the prior mortgage or deed of trust outstanding at the origination thereof, divided by the appraised value of the property encumbered thereby."

     8.   The following definition is added to Section 1.02 of the Agreement:

          "Home Equity Second Mortgage Loan means a Second Mortgage Loan
     (i) which is a revolving home equity line of credit commonly known as a HELOC, (ii) which is covered by a Take-Out Commitment and as to which Agent has received the Take-Out Commitment identifying the Investor and the Committed Purchase Price, (iii) with respect to which the obligor (x) has requested one (1) advance of the Second Mortgage Loan from the Borrower which will be or has been funded by the Borrower at the closing of such Mortgage Loan, and (y) has



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    executed a blackout agreement prohibiting any further borrowings until the
    Second Mortgage Loan is purchased by an Investor, and (iv) with respect to which no advances of such Second Mortgage Loan have been made by the Borrower after the initial advance at closing."

    9. Exhibit E to the Agreement is amended and restated in its entirety by Exhibit E attached hereto.

    10. The Percentage Share, as defined in the Agreement, on the effective date of this Amendment, shall be 37.5% for Comerica, 25% for RFC, 20% for FUNB and 17.5% for NCBank.

    11. Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment, and any other documents and instruments required under this Amendment, or the Agreement are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in Section 5 of the Agreement (Sections 5.01-5.16) are true and correct on and as of the date herewith, with the same force and effect as if made on and as of the date herewith; and (c) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing on or as of the date hereof.

    12. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

    13. This Amendment shall not become effective unless and until Agent and the Lenders shall have received, in form and substance satisfactory to the Agent and
Lenders: (a) duly executed counterpart originals of this Amendment; and (b) duly executed replacement Notes for the Lenders, which replacement Notes shall amend, restate and supersede in their entirety all of the existing Notes.

    14. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

    15. This Amendment may be signed in any number of counterparts and by different parties on separate counterparts, and each such counterpart when executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same Amendment.




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